                                                                   EXHIBIT 10.19

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, has been marked with an asterisk to denote where omissions have been made. The confidential material has been filed separately with the Commission.


                       SONY TECHNOLOGY LICENSE AGREEMENT

     This SONY Technology License Agreement ("Agreement") is made and entered
                                              ---------
into as of this 21st day of March 2000 ("Effective Date") between SONY
                                         --------------
Corporation, a corporation of Japan ("SONY") and Lexar Media, Inc., a California
                                      ----
corporation ("LEXAR").

                                    RECITALS

     A. SONY designs, manufactures, markets and sells certain flash memory products and associated devices under the trademark "Memory Stick". SONY is the owner or licensee of certain technology and intellectual property rights relating to such products and devices.

     B. LEXAR develops, designs, manufactures, markets and sells certain proprietary flash memory products. LEXAR is the owner or licensee of certain technology and intellectual property rights relating to such products and devices.

     C. LEXAR desires to receive from SONY a non-exclusive license to SONY's Memory Stick technology to manufacture and sell certain LEXAR-branded Memory Stick products on the terms and conditions of this Agreement.

     NOW, THEREFORE, SONY and LEXAR hereby agree as follows:

     1.   DEFINITIONS

          1.1  "Affiliate" shall mean, with respect to any person or entity, any
                ---------
other person or entity that controls, is controlled by or is under common control with such person or entity. For purposes of this Agreement, a person or entity shall be in "control" of an entity if it owns or controls at least fifty percent (50%) of the equity securities of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority), or otherwise has the power to control the management and policies of such other entity.

          1.2  "Have Manufactured" means only that the licensee may contract
                -----------------
with a third party or parties to manufacture the licensed product for and on behalf of the licensee.

          1.3  "Host Device" means any electronics product that utilizes a
                -----------
Memory Stick for the purposes of data storage, recording or retrieval.

          1.4  "Improvements Technology" means any improvements or enhancements
                -----------------------
to the SONY Technology that are conceived or developed solely by LEXAR and that would, absent the license granted hereunder, infringe or constitute a misappropriation of the SONY Intellectual Property Rights.

          1.5  "Intellectual Property Rights" means, with respect to a party,
                ----------------------------
all rights of such party in and to (i) all patent applications and patents having a priority date prior to *; and (ii) all mask work rights, copyrights, moral rights, trade secret rights and other know-how rights regarding subject matter generated prior to *.

*  Material has been omitted and filed separately with the Commission.

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CONFIDENTIAL TREATMENT REQUESTED

          1.6  "LEXAR Intellectual Property Rights" means the Intellectual
                ----------------------------------
Property Rights owned by or licensed to LEXAR (with the right to grant sublicenses without payment of compensation to any third party other than employees of LEXAR) in and to the Improvements Technology.

          1.7  "Licensed Memory Stick" means a Memory Stick that incorporates or
                ---------------------
uses SONY Intellectual Property Rights.

          1.8  "MagicGate Memory Stick" means SONY's Memory Stick flash memory
                ----------------------
product with a copy protection feature.

          1.9  "Memory Stick" means a flash memory data storage device that
                ------------
meets the Memory Stick Specifications.

          1.10 "Memory Stick Specifications" shall mean the specifications for
                ---------------------------
a certain flash memory data storage system, the outline of which is set forth in Exhibit A (as such specifications are from time to time modified or replaced by SONY in its sole discretion).

          1.11 "Net Selling Price" shall mean the gross sales price of a
                -----------------
product invoiced by LEXAR or its Affiliates to customers that are not Affiliates for the sale or other distribution of a Licensed Memory Stick, less (a) credits, allowances, discounts and rebates to, and chargebacks from the account of, such customers for damaged and returned product; (b) freight and insurance costs incurred in transporting such product to such customers; (c) cash, quantity and trade discounts, rebates and other price reductions for such product given to such customers under price reduction programs that are consistent with industry practices and price reductions given for similar products by LEXAR or its Affiliates; (d) sales, use, value-added and other direct taxes incurred on the sale of such product to such customers; and (e) customs duties, surcharges and other governmental charges incurred in exporting or importing such product to such customers. In the case of Licensed Memory Sticks distributed with other products during any quarter, the Net Selling Price of such Licensed Memory Sticks shall be the average Net Selling Price of the same or comparable model of Licensed Memory Sticks sold separately to unaffiliated third parties in arm's length transactions during such calendar quarter.

          1.12 "Royalty Term" shall mean fifteen (15) years from the Effective
                ------------
Date.

          1.13 "SONY Intellectual Property Rights" means the Intellectual
                ---------------------------------
Property Rights owned by or licensed to SONY (with the right to grant sublicenses without payment of compensation to any third party other than employees of SONY) in and to the SONY Technology.

          1.14 "SONY Technology" means the technology described in the Memory
                ---------------
Stick Specifications.

     2.  GRANT OF LICENSE RIGHTS

          2.1  SONY License Grant.  Subject to LEXAR's compliance with the terms
               ------------------
and conditions of this Agreement and subject to Section 12.3 below, SONY hereby grants and agrees to grant to LEXAR a worldwide, nonexclusive, nontransferable, non-assignable, royalty-bearing license under all SONY Intellectual Property Rights to: (i) manufacture, Have Manufactured, use, offer for sale, import and sell Licensed Memory Sticks, and (ii) manufacture, Have
Manufactured and use any components of Licensed Memory Sticks.

CONFIDENTIAL TREATMENT REQUESTED

          2.2  Sublicense.  LEXAR shall be permitted to sublicense the rights
               ----------
granted in Section 2.1 only to wholly-owned subsidiaries of LEXAR. LEXAR shall promptly notify SONY in writing of sublicenses granted to subsidiaries and LEXAR shall acknowledge responsibility for such subsidiary's compliance with the terms of this Sony Technology License Agreement. Sublicensees under this Section 2.2 shall not have the right to sublicense the rights granted under this agreement.

          2.3  LEXAR Cross License.  LEXAR hereby grants to SONY a perpetual,
               -------------------
irrevocable, worldwide, nonexclusive, * license under LEXAR Intellectual Property Rights to manufacture, Have Manufactured, use, offer for sale, import and sell products. SONY shall be permitted to sublicense the rights granted in Section 2.3: (i) to wholly-owned subsidiaries of SONY and (ii) for the manufacture, use, offer for sale, import and sale of Host Devices and any components of Host Devices, to any parties.

          2.4  SONY Acknowledgement.
               --------------------

               (a) LEXAR shall prominently mark all Licensed Memory Sticks, and related packaging and documentation, sold or distributed by LEXAR or its Affiliates, with an acknowledgement that such Licensed Memory Sticks incorporate SONY Technology. LEXAR shall duplicate and apply SONY's patent and other proprietary rights notices, which SONY shall provide from time to time, to all Licensed Memory Sticks, and related packaging and documentation, sold or distributed by LEXAR or its Affiliates, to the same extent that SONY marks its own products and documentation.

               (b) SONY grants LEXAR a non-exclusive, non-transferable, indivisible right to use the "Memory Stick" trademark set forth in Exhibit B on and with respect to Licensed Memory Sticks manufactured by or for LEXAR in accordance with the instructions laid down in the Logotype and How to Use It. In advertisements and sales literature with respect to Licensed Memory Sticks sold by LEXAR, such Memory Stick trademark may also be used in accordance with the instructions laid down in the document entitled: "Logotype and How to Use It." Such license shall be royalty free to the extent the fees and royalties of Section 6 are paid by LEXAR.

               (c) LEXAR agrees that every Licensed Memory Stick sold or otherwise disposed under this Agreement shall have permanently affixed thereto an identifying mark or insignia acceptable to SONY which mark or insignia shall serve as an indicia of origin of the Licensed Memory Stick.

          2.5  Restrictions.  LEXAR shall abide by the following restrictions:
               ------------

               (a) Except as expressly provided in Sections 2.1 and 2.2 above, LEXAR will have no right or license to use, sublicense, transfer or otherwise convey to any third party the SONY Technology or SONY's Intellectual Property Rights.

               (b) Except as otherwise provided in Section 2.4 above, LEXAR shall have no right to use the SONY tradename, SONY trademarks or "Memory Stick" trademark.

               (c)  LEXAR's exercise of its "Have Manufactured" rights under
Section 2.1 are contingent upon LEXAR entering into a written agreement with each

*  Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

manufacturer that protects the Confidential Information of SONY to the same extent as provided for in this Agreement.

               (d) LEXAR shall not permit any of its Contractors (as defined in Section 8) to reverse engineer any of the SONY Technology.

               (e) LEXAR shall not manufacture, Have Manufactured, use, offer for sale, import or sell a Licensed Memory Stick with a copy protection feature unless such Memory Sticks are purchased from SONY.

               (f) LEXAR shall only manufacture, Have Manufactured, use, offer for sale, import or sell Licensed Memory Sticks hereunder with under the LEXAR brand name and with 16MB or greater capacity unless such Memory Sticks are purchased from SONY.

               (g) All Licensed Memory Sticks manufactured by or for LEXAR will comply with the then current version of the Memory Stick Specifications and contain no additional functionality; provided, however, that "additional functionality" shall not be construed as "enhanced performance".

          2.6  Conformance with Specification.  LEXAR shall deliver to SONY,
               ------------------------------
upon the request of SONY at reasonable intervals no greater than once per quarter, a reasonable number of random samples of Licensed Memory Sticks manufactured by or for LEXAR (other than by SONY) in order to permit SONY to verify that the Licensed Memory Sticks meet the Memory Stick Specifications. After examining any such Licensed Memory Sticks or any Licensed Memory Sticks sold by LEXAR and purchased by SONY in the market, SONY may notify LEXAR of any failure by LEXAR to conform to the Memory Stick Specifications. If LEXAR continues to sell Licensed Memory Sticks that fail to conform to the Memory Stick Specifications three (3) months after notice from SONY as set forth in this Section 2.6, SONY shall have the right to terminate this Agreement; provided, however, LEXAR shall have the right to dispute SONY's determination under this Section 2.6 by arbitration conducted in San Francisco, California according to the rules of the American Arbitration Association. In the event LEXAR disputes SONY's determination that the LEXAR Memory Sticks fail to conform to the Memory Stick Specifications, LEXAR shall discontinue use of the "Memory Stick" trademark pending resolution of the arbitration. LEXAR's right to arbitration under this Section 2.6 shall only apply to disputes arising under this Section 2.6.

          2.7  Reservation.  No license or right is granted, by implication or
               -----------
otherwise, to LEXAR hereunder under any patent rights, Confidential Information or other intellectual property rights now or hereafter owned or controlled by SONY, except for the licenses and rights expressly granted in this Agreement. No license is granted to LEXAR with respect to other SONY products or technologies.

     3.   TECHNOLOGY TRANSFER

          3.1  Delivery of SONY Technology.  SONY shall deliver to LEXAR one
               ---------------------------
copy of the Memory Stick Specifications within a reasonable, mutually agreed-upon time after the Effective Date. On or before *, SONY shall deliver to LEXAR, within a reasonable time period, all revisions and additions the Memory Stick Specifications (if any).

          3.2   Delivery of Improvements Technology.  On or before *, upon the
                -----------------------------------
request of SONY, LEXAR shall deliver to SONY, no more often than quarterly, all Improvements Technology (if any).

     4.   PAYMENTS, PAYMENT TERMS AND OTHER CONSIDERATION

*  Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

          4.1  License Fee.  * in consideration for the licenses granted in
Section 2 above.
               -----------

          4.2  Royalties.  During the Royalty Term for each Licensed Memory
               ---------
Stick sold or distributed by LEXAR or its sublicensees, LEXAR shall pay SONY a royalty equal to the lessor of: (i) * of the Net Selling Price of such Licensed Memory Stick, or (ii) Notwithstanding the foregoing, no royalty shall accrue on any Licensed Memory Sticks made or sold by or for LEXAR * nor on any Licensed Memory Stick or related product that LEXAR purchases from SONY.

          4.3  Payment Terms.  Within sixty (60) calendar days after the end of
               -------------
each calendar quarter, LEXAR shall pay to SONY any royalties due and payable hereunder for such quarter. On any overdue payments, LEXAR shall pay a finance charge upon the unpaid balance of the lesser of one and a half percent (1.5%) per month and the maximum amount permitted by law. All amounts specified in this Agreement shall be paid in U.S. dollars.

          4.4  Taxes.  LEXAR will pay all sales, use and other taxes imposed by
               -----
any applicable laws and regulations as a result of the payments made under this Agreement, other than taxes based upon SONY's net income. LEXAR shall be entitled to deduct the amount of any withholding taxes, value-added taxes or other taxes, levies or charges with respect to such amounts, other than United States taxes, payable by LEXAR, or any taxes required to be withheld by LEXAR, to the extent LEXAR pays to the appropriate governmental authority on behalf of SONY such taxes, levies or charges. LEXAR shall use reasonable efforts to minimize any such taxes, levies or charges required to be withheld on behalf of SONY by LEXAR. LEXAR promptly shall deliver to SONY proof of payment of all such taxes, levies and other charges, together with copies of all communications from or with such governmental authority with respect thereto.

     5.   RECORDS AND AUDIT REQUIREMENTS

          5.1  Records.  For a period of three (3) years after each royalty or
               -------
other payment made is under this Agreement, LEXAR agrees to make and maintain such books, records and accounts as are reasonably necessary to verify such royalty and other payments.

          5.2  Reports.  Within sixty (60) calendar days after the end of each
               -------
calendar quarter following the Exclusive Period, until all royalties and other payments payable hereunder shall have been reported and paid, LEXAR shall furnish to SONY a statement specifying the royalties owed for such quarter. If no royalties are due, that fact shall be shown on such statement.

          5.3  Audit.  Upon at least thirty (30) calendar days prior written
               -----
notice to LEXAR, no more than once a year, SONY shall have the right, at its own cost and expense, to authorize a certified public accounting firm of internationally recognized standing selected by SONY and approved by LEXAR, which approval will not be unreasonably withheld, to audit LEXAR's books, records, and accounts for the sole purpose of verifying royalties and other payments reported under Section 5.2. The accounting firm shall disclose to SONY only whether the reports are correct or not and the specific details concerning any discrepancies. No other information shall be shared. If such accounting firm concludes that additional amounts were owed during the audited period, LEXAR shall pay such additional amounts within thirty (30) calendar days of the date SONY delivers to LEXAR such accounting firm's written report so concluding. The fees charged by such accounting firm shall be paid by SONY; provided, however, if the audit discloses that the royalties payable by LEXAR for such period are more than one hundred five percent (105%) of the amounts actually paid for such period, then LEXAR shall pay the reasonable fees and expenses charged by such accounting firm.

* Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

     6.   CONFIDENTIAL INFORMATION

          6.1  Definition of Confidential Information.  SONY and LEXAR
               --------------------------------------
acknowledge that, in the course of performing their respective obligations hereunder, each may obtain information relating to the other and the other's products that is of a confidential and proprietary nature to such other party. "Confidential Information" means confidential or proprietary information of
 ------------------------
either party which is (i) designated with the legend "Confidential" or comparable legend in case of disclosure thereof in written, graphic, machine readable or other tangible form or (ii) designated "Confidential" at the disclosure thereof in other form and within thirty (30) calendar days after such disclosure set forth in writing designated "Confidential" and forwarded to the receiving party. Confidential Information further includes without limitation the existence and terms of this Agreement unless otherwise agreed in writing.

          6.2  Exclusions.  Confidential Information does not include
               ----------
information which (i) is or becomes public knowledge or is received by the other party without the fault or action of the other party or any breach of any confidentiality obligation; (ii) the other party can document was independently developed by it without use or access to the Confidential Information; or (iii) the other party can document was previously known to it prior to receipt of the Confidential Information.

          6.3  Obligation.  Each of SONY and LEXAR agrees that for a period of
               ----------
ten (10) years after the receipt of such Confidential Information, it will (i) use the other party's Confidential Information only in connection with fulfilling its rights and obligations under this Agreement; (ii) hold the other party's Confidential Information in strict confidence and exercise due care with respect to its handling and protection, consistent with its own policies concerning protection of its own Confidential Information of like importance but in no instance less than reasonable care, such due care including without limitation requiring its employees to execute non-disclosure agreements which provide protection of the other party's Confidential Information which is at least as protective as the terms and conditions of this Agreement; (iii) not disclose, divulge or publish the other party's Confidential Information except to such of its responsible directors, employees and consultants and legal and financial advisors who have a bona fide need to know to the extent necessary to fulfill such party's obligations under this Agreement or except to the extent such Confidential Information is required to be disclosed pursuant to applicable law, regulation or court order provided the other party uses reasonable efforts to give the party owning the Confidential Information sufficient notice of such required disclosure to allow the party owning the Confidential Information reasonable opportunity to object to and to take legal action to prevent such disclosure (or to request confidential treatment thereof); (iv) instruct all such employees not to disclose the other party's Confidential Information to third parties, without the prior written permission of the other party. LEXAR acknowledges and agrees that the "bona fide need to know" standard set forth in the foregoing subsection (iii) above as applied to dissemination of SONY Technology requires that authorized LEXAR employees must have actual need to use the SONY Technology to design or develop a specific Licensed Memory Stick.
LEXAR further acknowledges and agrees that theoretical analysis and investigation of (a) the features and functionality of the SONY Technology or
(b) potential application of the SONY Technology for an unidentified project will not satisfy the "bona fide need to know" standard. Each party may disclose Confidential Information of the other party to its legal and financial advisors, as necessary to obtain tax, legal and accounting advice.

CONFIDENTIAL TREATMENT REQUESTED

     7.   INTELLECTUAL PROPERTY RIGHTS

          7.1  SONY Technology.  All right, title and interest in and to the
               ---------------
SONY Technology, and all SONY Intellectual Property Rights are the sole and exclusive property of SONY.

          7.2  LEXAR Technology.  All right, title and interest in and to any
               ----------------
Improvements Technology or LEXAR Intellectual Property Rights (exclusive of the underlying SONY Technology and SONY Intellectual Property Rights) are the sole and exclusive property of LEXAR.

     8.   USE OF CONTRACTORS

          Each party may retain third parties ("Contractors") to furnish services to it in connection with the performance of this Agreement and permit such Contractors to have access to the other party's Confidential Information, but only to the extent and insofar as reasonably required in connection with such party's performance under this Agreement; provided that all such Contractors shall be required to execute a written agreement sufficient to secure compliance by the Contractors with the contracting party's obligations of confidentiality concerning Confidential Information set forth in this Agreement.

     9.   DISCLAIMER OF WARRANTY.

          THE SONY TECHNOLOGY AND SONY INTELLECTUAL PROPERTY RIGHTS ARE PROVIDED "AS IS". EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SONY MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SONY DOES NOT WARRANT THAT THE SONY TECHNOLOGY WILL OPERATE WITHIN LICENSED MEMORY STICKS OR WILL BE COMPATIBLE WITH LICENSED MEMORY STICKS OR HOST DEVICES.

     10.  TERM AND TERMINATION

          10.1  Term.  This Agreement will commence on the Effective Date and
                ----
continue indefinitely, unless sooner terminated as provided in Section 2.6 above or this Section 10.

          10.2  Termination due to Material Breach.  If LEXAR materially
                ----------------------------------
breaches any term or condition of this Agreement and fails to cure that breach within thirty (30) calendar days after receiving written notice of the breach, SONY shall have the right to terminate this Agreement any time after the end of such thirty (30) calendar day period.

          10.3  Termination upon Voluntary Bankruptcy.  If LEXAR (a) seeks the
                -------------------------------------
liquidation, reorganization, dissolution or winding up of itself (other than dissolution or winding up for the purposes of reconstruction or amalgamation) or the composition or readjustment of all or substantially all of its debts, (b) applies for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or substantially all of its assets, (c) makes a general assignment for the benefit of its creditors, (d) commence a voluntary case under the bankruptcy code, or (e) file a petition seeking to take advantage of any other law

CONFIDENTIAL TREATMENT REQUESTED

relating to bankruptcy, insolvency, reorganization, winding-up or composition or readjustment of debts, then the SONY shall have the right to immediately terminate this Agreement upon written notice to LEXAR.

          10.4  Termination upon Involuntary Bankruptcy.  If a proceeding or
                ---------------------------------------
case is commenced without the application or consent of LEXAR and such proceeding or case continues undismissed, or an order, judgment or decree approving or ordering any of the following is entered and continues unstayed in effect, for a period of ninety (90) calendar days from and after the date service of process is effected upon such party, seeking (a) its liquidation, reorganization, dissolution or winding up, or the composition or readjustment of all or substantially all of its debts, (b) the appointment of a trustee, receiver, custodian, liquidator or the like of itself or of all or substantially all of its assets, or (c) similar relief under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or readjustment of debts, then SONY shall have the right to immediately terminate this Agreement any time after the end of such ninety (90) calendar day period.

          10.5  Obligations Upon Termination or Expiration.  Upon any
                ------------------------------------------
termination of this Agreement: (i) LEXAR shall promptly pay SONY any unpaid amount payable under this Agreement; and (ii) within thirty (30) calendar days after the termination and at the request of the other party, LEXAR and SONY shall return or destroy all copies of the Confidential Information of the other party and shall have an officer certify in writing that the party has complied with this obligation, provided, however, that each party shall have the right to retain a reasonable number of copies of the Confidential Information for purposes of verifying its legal rights and obligations hereunder and for the support and maintenance of Licensed Memory Sticks with respect to which all applicable royalties have been paid.

          10.6  Survival of Obligations. The following provisions shall survive
                -----------------------
termination or expiration of this Agreement:  Sections 2.3, 5, 6, 8, 9, 10.5,
10.6 and 11.

     11.  LIMITATION OF LIABILITY

          11.1  General Limitation of Damages.  IN NO EVENT SHALL EITHER PARTY
                -----------------------------
BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, LOSS OF USE, DATA OR PROFITS, INTERRUPTION OF BUSINESS OR ANY SPECIAL, INCIDENTAL, INDIRECT, EXEMPLARY, OR CONSEQUENTIAL DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY, WHETHER IN AN ACTION FOR CONTRACT, STRICT LIABILITY, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

          11.2  Severability.  EACH AND EVERY PROVISION OF THIS AGREEMENT WHICH
                ------------
PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTY OR EXCLUSION OF DAMAGES IS INTENDED BY THE PARTIES TO BE SEVERABLE AND INDEPENDENT OF ANY OTHER SUCH PROVISION. FURTHER, IN THE EVENT THAT ANY REMEDY HEREUNDER IS DETERMINED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE, ALL LIMITATIONS OF LIABILITY AND EXCLUSIONS OF DAMAGES SHALL REMAIN IN EFFECT.

CONFIDENTIAL TREATMENT REQUESTED

     12.  GENERAL

          12.1  Governing Law.  This Agreement shall be governed by and
                -------------
construed in accordance with the laws of Japan without reference to the conflicts of law principles thereof.

          12.2  Injunctive Relief.  Each of the parties acknowledges that
                -----------------
unauthorized disclosure or use of the other party's Confidential Information or infringement or misappropriation of the other party's intellectual property rights could cause irreparable harm and significant injury that would be difficult to ascertain and may not be compensable by damages alone. Accordingly, the parties agree that, in addition to any and all legal remedies, each party shall be entitled to seek specific performance, injunction or other appropriate equitable relief for claims regarding intellectual property rights or Confidential Information.

          12.3  Assignment.  Neither party may assign or transfer this Agreement
                ----------
without the prior written consent of the other, except that each party may assign or transfer this Agreement, and all rights and obligations hereunder, in the course of a merger, reorganization or acquisition of all or substantially all of such party's remaining assets without the consent of the other party.
Any assignment or transfer permitted hereunder will be subject to the written assent of the assignee or transferee to assume all of the rights and obligations associated with this Agreement. Any attempted assignment in derogation of this section will be null and void

          Notwithstanding LEXAR's right to assign or transfer this Agreement and all rights and obligations hereunder, in the course of a merger, reorganization or acquisition of all or substantially all of LEXAR's remaining assets without the consent of SONY, LEXAR agrees not to assign or transfer this Agreement to * or any entity that is controlled, directly or indirectly, by one or more of such companies.

          12.4  Modification and Waiver.  No modification to this Agreement, nor
                -----------------------
any waiver of any rights, will be effective unless assented to in writing by the party to be charged, and the waiver of any breach or default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.

          12.5  Notices.  Any required or permitted notices hereunder must be
                -------
given in writing at the address of each party set forth below, or to such other address as either party may substitute by written notice to the other in the manner contemplated herein. Notices will be effective on receipt.

     To LEXAR:                            To SONY:
     Lexar Media, Inc.                    Sony Corporation
     47421 Bayside Parkway                1-11-1 Osaki Shinigawa-ku
     Fremont, CA 94538                    Tokyo, 141-0032 Japan
     Attention:  John Reimer              Attention: Masaharu Yanaga
     Phone:  1-510-413-1228               Phone:  81-3-5435-3602
     Fax:  1-510-440-3499                 Fax:  81-3-5435-3802

     Copy to:                             Copy to:
     Fenwick & West LLP                   Intellectual Property Department
     Two Palo Alto Square                 Sony Corporation
     Palo Alto, CA 94306                  6-7-35 Kitashinigawa, Shinigawa-ku
     Attn.:  Larry Granatelli             Tokyo 141-0001, Japan

*  Material has been omitted and filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

     Phone: 1-650-494-0600                Attn.:  General Manager
     Fax:  1-650-494-1417                 Phone: 81-3-5448-2615
                                          Fax:  81-3-5448-7835

          12.6  Compliance with Law, including U.S. Export Laws.  Each party
                -----------------------------------------------
agrees to comply with all applicable international, national, state, regional and local laws and regulations in performing its duties hereunder and in any of its dealings with respect to the technical information disclosed hereunder or direct products thereof. Neither party shall export or re-export, directly or indirectly, any technical information disclosed hereunder or direct products thereof to any destination prohibited or restricted by the export control laws and regulations of the United States, including the U.S. Export Administration Regulations, without the prior authorization from the appropriate governmental authorities.

          12.7  Force Majeure.  Neither party shall be responsible for delay or
                -------------
failure in performance to the extent caused by any government act, law, regulation, order or decree, by communication line or power failures beyond its control, or by fire, flood or other natural disasters or by other causes beyond its reasonable control, nor shall any such delay or failure be considered to be a breach of this Agreement, provided that such party shall use commercially reasonable efforts to resume performance as soon as reasonably practicable thereafter.

          12.8  Headings.  The headings of the Sections of this Agreement are
                --------
for convenience only and will not be of any effect in construing the meanings of the Sections.

          12.9  Counterparts.  This Agreement may be executed in multiple
                ------------
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          12.10 Independent Contractors.  In performing their respective duties
                -----------------------
under this Agreement, each of the parties will be operating as an independent contractor. Nothing contained herein will in any way constitute any association, partnership, or joint venture between the parties hereto, or be construed to evidence the intention of the parties to establish any such relationship. Neither party will have the power to bind the other party or incur obligations on the other party's behalf without the other party's prior written consent.

          12.11 Severability.  In the event that it is determined by a court of
                ------------
competent jurisdiction that any provision of this Agreement is invalid, illegal, or otherwise unenforceable, such provision will be enforced as nearly as possible in accordance with the stated intention of the parties, while the remainder of this Agreement will remain in full force and effect and bind the parties according to its terms. To the extent any provision cannot be enforced in accordance with the stated intentions of the parties, such provisions will be deemed not to be a part of this Agreement.

          12.12 Entire Agreement.  This Agreement and the exhibits attached
                ----------------
hereto constitute the entire and exclusive agreement between the parties hereto with respect to the subject matter hereof and supersede any prior representations, understandings and agreements between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, SONY and LEXAR have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

CONFIDENTIAL TREATMENT REQUESTED

Lexar Media, Inc.                                 Sony Corporation:

By: /s/ JOHN  REIMER                              By: /s/ MASAHARU YANAGA
    ----------------------------                      --------------------------------------------
Title: PRESIDENT & CEO                            Title: SENIOR GENERAL MANAGER, M. S. Division
       -------------------------                         -----------------------------------------

CONFIDENTIAL TREATMENT REQUESTED

                                    Exhibits

Exhibit A:    Memory Stick Specifications
Exhibit B:    "MEMORY STICK" Trademark
Exhibit C:    Restrictions on Use of *

*  Material has been omitted and filed separately with the Commission.

                                   EXHIBIT A

                          MEMORY STICK SPECIFICATIONS

Exhibit A: Outlines of the Memory Stick Standard Specifications ver.1.2

                                   Contents

1.   Introduction......................................................    1-1
     1.1.   Overview...................................................    1-1
     1.2.   Scope......................................................    1-1
     1.3.   Architecture...............................................    1-2
     1.4.   References.................................................    1-3
     1.5.   Definitions................................................    1-3

2.   Physical Specifications...........................................    2-1
     2.1.   Outline....................................................    2-1
     2.2.   Connector..................................................    2-2
     2.3.   Option.....................................................    2-6

3.   Reliability Test Standards........................................    3-1
     3.1.   Test Condition.............................................    3-1
     3.2.   Test and Performance Standards.............................    3-1

4.   Electrical Specifications.........................................    4-1
     4.1.   Overview...................................................    4-1
     4.2.   Pin Assignment.............................................    4-3
     4.3.   Signal Description.........................................    4-4
     4.4.   Electrical Characteristics.................................    4-5
     4.5.   Insertion Detect...........................................    4-10
     4.6.   Termination................................................    4-11
     4.7.   Power Supply ON/OFF Procedure..............................    4-12
     4.8.   Attribute Information......................................    4-13
     4.9.   Write-protect Switch.......................................    4-14

5.   Serial Interface..................................................    5-1
     5.1.   System Configuration.......................................    5-1
     5.2.   Serial I/F Overview........................................    5-3
     5.3.   Protocol...................................................    5-5
     5.4.   Protocol Error.............................................    5-7
     5.5.   Signal Timing..............................................    5-9
     5.6.   Bus State..................................................    5-11
     5.7.   Transfer Protocol Command (TPC)............................    5-18
     5.8.   Registers..................................................    5-22

     5.9.   Acceptable TPC.............................................    5-35

6.   Command Control...................................................    6-1
     6.1.   Command Overview...........................................    6-1
     6.2.   Flash CMD..................................................    6-5
     6.3.   Function CMD...............................................    6-17
     6.4.   Access to Attribute ROM....................................    6-19
     6.5.   Acceptable CMD.............................................    6-20
     6.6.   Command Control............................................    6-21

7.   Physical Format...................................................    7-1
     7.1.   Memory Stick Capacity......................................    7-1
     7.2.   Physical Structure.........................................    7-3
     7.3.   ExtraDataArea..............................................    7-4
     7.4.   Boot Block.................................................    7-7
     7.5.   User Block.................................................    7-16
     7.6.   Information Block..........................................    7-16
     7.7.   Logical/Physical Translation Table Block...................    7-17
     7.8.   Factory Default............................................    7-19
     7.9.   Example of Boot Block Retrieval............................    7-20
     7.10.  Example of Sector Data Updating............................    7-21
     7.11.  Example of Sector Data Readout.............................    7-22
     7.12.  Example of Logical/Physical Translation Table Generation...    7-23

8.   Logical Format....................................................    8-1
     8.1.   Overview...................................................    8-1
     8.2.   Parameter Setting by Capacity..............................    8-5
     8.3.   Digital Read Protect Bit...................................    8-23
     8.4.   Special File...............................................    8-24
     8.5.   Relation between Logical Sector and Logical Address........    8-25
     8.6.   Notes on Format Processing.................................    8-26

9.   Directory Regulation..............................................    9-1
     9.1.   Overview...................................................    9-1
     9.2.   Directory Structure........................................    9-2

                                   EXHIBIT B

                            "MEMORY STICK" TRADEMARK

                                  EXHIBIT C
                          RESTRICTIONS ON USE OF *

For the purposes of this Exhibit C, the following three terms shall have the following meanings:

"High Speed Write Technology" means Lexar high speed write technology which enables sustained data write rates greater than *.

"Secure MultiMediaCard" means the encrypted flash memory product compliant with the "Secure MultiMediaCard" or "Secure MMC" specifications.

"SD Card" means the encrypted flash memory product compliant with the "Secure Digital Memory Card" specifications.

During the period of three (3) years following the Effective Date (the "Exclusive Period"), LEXAR agrees to the following restrictions on use of the *:

(i) LEXAR and its Affiliates shall not, directly or indirectly, use the * or the intellectual property rights therein in connection with *, or license or otherwise permit any other party to do so.

(ii) LEXAR and its Affiliates shall not, directly or indirectly, license or otherwise permit the use of the * or the intellectual property rights therein by any of the following companies, together with such other companies as * in writing are *:
*
Affiliates of the above companies and entities controlled, directly or indirectly, by any one or combination of the above companies.


*  Material has been omitted and filed separately with the Commission.